                                                                     Exhibit 3.1

                      THE COMPANIES ORDINANCE (CHAPTER 32)

                     ---------------------------------------

                        Private Company Limited by Shares

                     ---------------------------------------

                            MEMORANDUM OF ASSOCIATION

                                       OF

                          CHINA FINANCE ONLINE CO. LTD.

                              (CHINESE CHARACTERS)

                     ---------------------------------------


FIRST: The name of the Company is CHINA FINANCE ONLINE CO. LTD. (CHINESE CHARACTERS)

SECOND:The Registered Office of the Company will be situate in Hong Kong.

THIRD: The objects for which the Company is established are:

1. To establish and carry on all or any of the business of importers, exporters, agents, distributors, manufacturers, warehousemen, merchants, commission agents, contractors, store-keepers, carriers, manufacturers', representatives, commercial, industrial, financial and general agents, brokers, advisers and representatives, forwarding agents and traders both wholesale and retail or otherwise deal in goods produce, raw materials, articles and merchandise in all its branches, and to create, manufacture, produce, import, export, buy, sell, barter, exchange, make advances upon or otherwise deal in goods, produce, commodities and merchandise of all kinds.

2. To invest in, hold, sell and deal with the stock, shares, bonds, debentures, debenture stock, obligations, notes and securities of any government, state, company, corporation or other body or authority; and to raise and borrow money by the issue of shares, stock, debentures, debenture stock, howsoever created and to underwrite any such issue.

3. To invest and deal with the moneys of the Company not immediately required in such manner as from time to time be determined and to hold, sell or otherwise deal with any investments made.

4. To draw, make, accept, endorse, discount, negotiate, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

5. To receive valuables or money on deposit with or without allowance or interest thereon.

6. To undertake and execute any trusts the undertaking whereof may seem desirable and also to undertake the office of executor, administrator, treasurer or register and to keep for any company, government, authority, or body any register relating to any stocks, funds, shares or securities or to undertake any duties in relation to the registration of transfers, the issue of certificates or otherwise.

7. To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, use in connection with the Company's business or any part thereof, grant licences, options, rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company, both real and personal.

8. To purchase or by any other means acquire and take options over any freehold, leasehold of other real or personal property for any estate or interest whatever, and any rights or privileges of any kind over or in respect of any real or personal property, and to carry on all or any of the business usually carried on by land companies, land investment companies, land and building mortgage companies and building and estate companies in their several branches.

9. To establish, construct, demolish, resite, rebuild, alter, furnish, improve, maintain, develop, manage, work, control, carry out, and superintend bonded warehouses, warehouses, godowns, stores, shops, dairies, offices, block of flats or offices, flats, houses, roads, hotels, clubs, restaurants, factories, works, places of amusement, buildings, and other works and conveniences of all kinds which may seem calculated directly or indirectly to advance the Company's interests or conducive to objects of the Company, and to contribute or otherwise assist or take part in the construction, maintenance, development, management, carrying out, working, control and superintendence thereof.

10. To carry on all or any of the businesses of general contractors, engineering contractors, civil engineers, site formation and plant layout advisers and consultants (whether civil, mechanical, electrical, structural, chemical, aeronautical, marine or otherwise).

11. To act as trustees or nominees of individuals or clubs or associations or companies whether incorporated or not.

12. To act as directors, accountants, secretaries and register of companies incorporated by law or societies or organisations whether incorporated or not.

13. To manage, supervise, control or take part in the management, supervision or control of the business or operations of any company or undertaking and for that purpose to appoint and remunerate any directors, accountants, solicitors or other experts or agents.

14. To act as financial advisers and to facilitate and encourage the creation, issue or conversion of and to offer for public subscription debentures, debenture stock, bonds, obligations, shares, stocks and securities an to act as trustees in connection with any such securities and to establish or to promote or to concur in establishing or promoting any company, association, undertaking or public or private body.

15. To provide or undertake any other service or facility whether of the kind mentioned above or otherwise which, in the opinion of the Directors, the Company can provide or undertake in the furtherance of its business.

16. To act as agents or managers for any insurance companies, clubs or associations or for any individual underwriters in connection with its or his or their insurance or underwriting business (wherever the same may be carried on) or any branch of the same.

17. To insure with any company or person against losses, damages, risks and liabilities of all kinds which may affect this Company and to act as agents and brokers for placing insurance risks of all kinds in all its branches.

18. To subscribe for, register, take, purchase, or otherwise acquire and hold and to sell, exchange, deal in and otherwise dispose of shares or other interest in or securities of any other company whether having objects similar to or different from those of the Company or carrying on any business capable of being carried on so as directly or indirectly to benefit the Company or enhance the value of any of its property and to co-ordinate, finance and manage the business and operations of any company in which the Company holds any such interest.

19. To amalgamate with any other company, whose business can conveniently be carried on in association with the business of the Company, whether by sale or purchase (for fully or partly-paid shares or otherwise) of the undertaking, subject to the liabilities of the Company or any such other company as aforesaid with or without winding up or by purchase (for fully or partly-paid shares or otherwise) of all or a controlling interest in the share or stock of any such other company, or in any other manner.

20. To enter into partnership or any arrangement for sharing profits, union of interests or co-operation with any company, firm or person carrying on or proposing to carry on any business within the objects of the Company, or calculated to advance its interests, and to acquire and hold shares, stock or securities of any such company.

21. To carry on the business of garage, service-station or filling-station proprietors, licencees or operators; or as vehicle manufacturers, assemblers, finishers or repairers; as dealers in oil, petroleum products or motor accessories of all kinds; or as motor, mechanical or electrical engineers.

22. To carry on all or any of the businesses of travel agents, ticket and booking agents, charter-flight travel contractors, and to facilitate tours and travel and to arrange hotel and accommodation booking and travellers-cheque and credit-card facilities and other facilities for tourists and travellers and to engage in all aspects of the travel and tourist industry.

23. To purchase or otherwise acquire and to carry on the business or businesses of ship owners, stevedores, wharfingers, carriers, forwarding agents, storage keepers, warehousemen, ship builders, dry-dock keepers, marine engineers, engineers, ship keepers, boat builders, ship and boat repairers, outfitters, brokers and agents, salvors, wreck raisers, divers, auctioneers, valuers and assessors.

24. To carry on all or any of the businesses of proprietors or licencees of restaurants, refreshment and tea rooms, hotels, bars for the sale of liquor, clubs, dance halls, cafes and milk and snack bars, and as caterers and contractors, in all their respective branches.

25. To carry on all or any of the business of knitters, weavers, spinners and manufacturers of and dealers in yarn, fabrics, make-ups or other types of textile products made from cotton, wool, silk, rayon, synthetic fibres, artificial silk, flax, hemp, linen, jute or other fibrous substances, bleachers, dyers, printers and finishers of the said products and substances, and makers of vitriol, bleaching and dyeing materials.

26. To carry on all or any of the business of costumiers and tailors, makers of underwear, shirt, singlet, nightwear, sportswear, or other kind of garments, makers of mantle, coat, jacket, doublet, waist-coat, robes or other sort of dress, corset, lingerie and brassiere makers, trimmings and lace makers, embroiderers, haberdashers and milliners, glovers, hosiers, makers of towels and napkins, makers of table-cover and table-cloth, furriers, and manufacturers of and dealers in any kind of textile make-up products.

27. To carry on all or any of the business of manufacturers, exporters, importers, repairers, designers, wholesalers, retailers, suppliers and agents of, and dealers in mechanical, electronic and electrical watches, clocks, timepieces and chronological instruments of all kinds and descriptions and all components parts and accessories thereof.

28. To carry on the business of manufacturers of, suppliers, repairers, programmers, advisers and dealers in electricals, electronics, computers, microcomputers, hardwares, softwares, accessories, motors, office and industrial appliances and equipments, and toys of all descriptions.

29. To manufacture plastic goods, articles and any other products in which some plastic parts are incorporated, and to make moulds, dies, tools and machinery for the production of plastic goods.

30.  To build, establish, maintain, operate and own factories of all kinds.

31. To apply for, promote, and obtain Licence of any Government department or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company's constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

32. To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in Hong Kong or elsewhere, any patents, patent rights, brevets d' inventions, licences, secret processes, trade marks, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

33. To enter into any arrangements with any Governments or authorities (supreme, municipal, local or otherwise) that may seem conducive to the attainment of the Company's objects or any of them, and to obtain from any such Government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges, and concessions.

34. To acquire mines, mining rights, quarries and mineral lands, timber and forestry estates and property and land of every description developed or intended to be developed for the production of raw materials, crops, animal products or agricultural products anywhere throughout the whole world and any interest or concession therein and to explore, work, exercise, develop and turn the same to account.

35. To carry on business as dealers in, and producers, whether as farmers, market gardeners or processors, of fish, dairy farm, and garden produce of all kinds, including milk, cream, butter, cheese, poultry, eggs, fruit and vegetables.

36. To carry on all or any of the businesses of packing, general warehousemen, godown and ice cold storage operators.

37. To carry on the business of a transportation company by means of vehicles of whatever kind and howsoever propelled for the carriage of passengers, animals, fish, food-stuffs and goods of whatsoever kind and description.

38. To carry on business as jewellers, gold and silver smiths, gem merchants, watch and clock makers, electro-platers, dressing-bag makers, importers and exporters of bullion, and to buy, sell and deal in (wholesale and retail) diamonds, precious stones, jewellery, watches, clocks, gold and silver plates, electro-plates, cutlery, bronzes, articles of virtue, objects of art, and such other articles and goods as the Company may consider capable of being conveniently dealt in in relation to its business and to manufacture and to establish factories for manufacturing goods for the above businesses.

39. To carry on all or any of the businesses of publishers, stationers, type-founders, book-binders, printers, photographers, film-processors, cine-film producers, and cartographers and to do all things necessary or convenient for carrying out such businesses or businesses of a character similar or analogous to the foregoing or any of them or connected herewith.

40. To establish, found, operate, own, support, or aid in the establishment, founding, operating, owning and supporting of schools, colleges, institutions or other educational establishments of whatsoever kind connected with or incidental to the promotion of any form of education, learning, cultural activity, sport or past-time amongst members of the public.

41. To borrow and raise money in such manner as the Company shall think fit and to secure the repayment of any money borrowed, raised, or owing, by mortgage, charge, lien or other security upon the whole or any part of the Company's property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

42. To lend and advance money or give credit on such terms as may seem expedient and with or without security to customers and others, to enter into guarantees, contracts of indemnity and suretyships of all kinds other than those in the nature of insurance business, to become security for any persons, firms or companies and to receive money, stocks, bonds, certificates, securities, deeds and property on deposit or for safe custody or management.

43. To Guarantee or otherwise support or secure, either with or without the Company receiving any consideration or advantage and whether by personal covenant or by mortgaging or charging all or part of the undertaking, property, assets, and rights (present and future) and uncalled capital of the Company or by both such method or by any other means whatsoever, the liabilities and obligations of and the payment of any moneys whatsoever (including but not limited to capital, principal, premiums, interest, dividends, costs and expenses on any stocks, shares or securities) by any person, firm or company whatsoever including but not limited to any company which is for the time being the holding company or a subsidiary (both as defined by Section 2 of the Companies Ordinance (Cap. 32) of the Company or of the Company's holding company or is otherwise associated with the Company in its business), and to act as agents for the collection, receipt or payment of money, and to enter into any contract of indemnity or suretyship (but not in respect of fire, life and marine insurance business).

44. To carry on any other business which may seem to the Company capable of being conveniently carried on in connection with the above objects, or calculated directly or indirectly to enhance the value of or render more profitable any of the Company's property.

45. To do all such other things as may be deemed incidental or conducive to the attainment of the above objects or any of them.

46. To procure the Company to be registered or recognized in any part of the World and to do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors or otherwise and by or through agents or otherwise and either alone or in conjunction with others.

47. To enter into any arrangements for profit-sharing with any of the directors or employees of the Company or of any company in which the company may for the time being hold a share or shares (subject to the consent and approval of such company) and to grant sums by way of bonus or allowance to any such directors or employees or their dependents or connections, and to establish or support, or aid in the establishment and support of, provident and gratuity funds, associations, institutions, schools or conveniences calculated to benefit directors or employees of the company or its predecessors in business or any companies in which the company owns a share or shares or the dependents or connections of such persons, and to grant pensions and make payments towards insurance.

48. To support and subscribe to any charitable or public object, and to support and subscribe to any institution, society, or club which may be for the benefit of the Company or its employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid to any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served the Company, or of any company which is a subsidiary or associated company of the Company or the holding company of the Company or of the predecessors in business of the Company or of any such subsidiary associated or holding company and to the wives, widows, children and other relatives and dependants of such persons; to make payments toward insurance; and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary or holding company and to lend money to any such employees or to trustees on their behalf to enable any such share purchase schemes to established or maintained.

49. To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.

50. To distribute among the Members of the Company in kind any property of the Company of any kind.

51. To remunerate any person, firm or company rendering services to this Company either by cash payment or by the allotment to him or them of Shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

52. To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any Shares or other securities of the company and to accept stock or shares in, or the debentures, mortgage debentures, or other securities of any other company in payment or part payment for any services rendered, or for any sale made to, or debt owing from, any such company.

53. To purchase, rent, take on lease or in exchange, hire or otherwise acquire land and buildings and any estate or interest therein and any rights or privileges connected therewith and to purchase for investment, development or resale, and to traffic in land and house and other property of any tenure and any interest therein, and to create, sell, and deal in freehold and leasehold ground rents, and to make advances upon the security of land or house or other property, or any interest therein, and generally to deal in, traffic by way of sale, lease, exchange, or otherwise with land and house property and any other property whether real or personal.

     The objects set forth in each sub-clause of this clause shall not be restrictively construed but the widest interpretation shall be given thereto, and they shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in such sub-clause or from the terms of any other sub-clause or by the name of the Company. None of such sub-clauses or the objects or objects therein specified or the powers thereby conferred shall be deemed subsidiary or ancillary to the objects or powers mentioned in any other sub-clause, but the Company shall have as full a power to exercise all or any of the objects conferred by and provided in each of the said sub-clauses as if each sub-clause contained the objects of a separate company.


FOURTH: The liability of the Members is limited.

FIFTH: The Share Capital of the Company is HK$550,000.00 divided into 500,000,000 ordinary shares of HK$0.001 each and 50,000,000 preference shares of HK$0.001 each with the power for the company to increase or reduce the said capital and to issue any part or its capital, original or increased, with or without preference, priority or special privileges, or subject to any postponement of rights or to any conditions or restrictions and so that, unless the conditions of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.


     We, the several persons, whose names, addresses and descriptions are hereto subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite to our respective names:


                                                                                                        Number of Shares taken
                          Names, Addresses and Descriptions of Subscribers                                by each subscriber
------------------------------------------------------------------------------------------------------ -------------------------







                             For and on behalf of
                             VICTON SECRETARY LIMITED
                             CHU YIU KWONG-Director
                             Room 502-3, Commercial House,                                                      One
                             35 Queen's Road Central,
                             Hong Kong.
                                Corporation




                             For and on behalf of
                             VICTON MANAGEMENT LIMITED
                             CHU YIU KWONG-Director
                             Room 502-3, Commercial House,
                             35 Queen's Road Central,
                             Hong Kong.                                                                         One
                                Corporation


------------------------------------------------------------------------------------------------------ -------------------------

                                Total Number of Shares Taken...                                                 Two
------------------------------------------------------------------------------------------------------ -------------------------



Dated the 26th day of October, 1998.
WITNESS to the above signatures:

                                                                    VICONIA CHAN
                                                               Company Secretary
                                                     Rm. 502-3 Commercial House,
                                                        35 Queen's Road Central,
                                                                      Hong Kong.

                      THE COMPANIES ORDINANCE (CHAPTER 32)

                                 ---------------

                  AMENDED AND RESTATED ARTICLES OF ASSOCIATION
                    (As adopted by Special Resolution passed
                      on the 30th day of September, 2004)

                                       OF

                        China Finance Online Co. Limited

                            (Company Number: 658375)

                                 ---------------



                                   PRELIMINARY

1. The regulations contained in Table A in the First Schedule to the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) shall not apply as regulations or articles of association of the Company, other than regulations 11 through 14 (Liens on Shares), regulations 15 through 21 (Calls on Shares), and regulations 34 through 40 (Forfeiture of Shares) in
     Part I of Table A, which apply as regulations of the Company.


                                 INTERPRETATION

2.   In these Articles unless the context otherwise requires:

     "these Articles" means these Articles of Association as amended from time to time;

     "Auditor" means the independent auditors of the Company;

     "Board" means the Board of Directors of the Company or the Directors present at a meeting of Directors at which a quorum is present;

     "clearing house" means a clearing house or depositary system recognized by the laws of the jurisdiction where the shares (or securities representing such shares) of the Company are listed or quoted on an interdealer quotation system;

     "Company" means the above named company;

     "Director" means a director of the Company;

     "electronic form" shall mean any electronic, digital, electrical, magnetic or other retrievable form or medium (whether having physical substance or not);

     "Executive Director" means the Chief Executive Officer of the Company then in office and serving on the Board as a Director;

     "holder" in relation to any shares means the Member whose name is entered in the Register as the holder of such shares;

     "Member" means a member (or a shareholder whose name appears on the Register) of the Company;

     "Nasdaq" means The NASDAQ Stock Market, Inc.;

     "Nasdaq Rules" means the Marketplace Rules of Nasdaq;

     "Office" means the registered office of the Company;

     "Ordinance" means the Companies Ordinance (Chapter 32 of the Laws of Hong
     Kong) and every other Ordinance incorporated therewith or any Ordinance or Ordinances substituted therefore, and in the case of any such substitution the references in these Articles to the provisions of the Ordinance shall be read as references to the provisions substituted therefor in the new Ordinance or Ordinances;

     "paid up" means paid up or credited as paid up;

     "Register" means the Register of Members of the Company;

     "Seal" means the common seal of the Company or any official seal that the Company may be permitted to have under the Ordinance;

     "Secretary" means the person from time to time performing the duties of the company secretary of the Company and includes a temporary or assistant or deputy secretary and any person appointed by the Board to perform any of the duties of the secretary;

     words denoting the masculine shall include the feminine; and

     references to writing shall include typewriting, printing, lithography, photography and other modes of representing or reproducing words or figures in a legible and non-transitory form (including telex, facsimile transmission and communication in electronic form).


                                REGISTERED OFFICE

3. The Office shall be at such place in Hong Kong as the Board shall from time to time appoint.


                                  SHARE RIGHTS

4. Subject to any special rights conferred on the holders of any shares or class of shares (including but not limited to preference shares) any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions or whether in regard to dividend, voting, return of capital or otherwise as the Board may determine.

5. Subject to the Ordinance and to any special rights conferred on the holders of any shares or class of shares, any shares may, with the sanction of a special resolution, be issued on terms that they are, or at the option of the Company or the shareholder are liable, to be redeemed.


                             MODIFICATION OF RIGHTS

6. Subject to the Ordinance, the special rights for the time being attached to any class of shares (including but not limited to preference shares) for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of such shares. To any such separate general meeting all the provisions of these Articles as to general meetings of the Company shall apply, but so that (i) the necessary quorum shall be one or more persons holding or representing by proxy not less than one-third in paid up nominal value of the issued shares of the class, (ii) every holder of shares of the class shall be entitled on a poll to one vote for every share held by him, and (iii) any holder of shares of the class present in person or by proxy may demand a poll. The provisions of this Article apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if such shares formed a separate class.

7. The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.


                                     SHARES

8. Subject to the provisions of the Ordinance, these Articles and the Nasdaq Rules, the authorized and unissued shares of the Company shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times, for such consideration, having attached thereto such preferred, deferred, qualified or other special rights or such restrictions or whether in regard to dividend, voting, return of capital or otherwise, and upon such other terms and conditions as the Board may determine.

9. At each annual general meeting of the Company, the Members shall consider and if thought fit, shall approve the discretionary exercise by the Board of the power to allot shares otherwise than pursuant to an offer made pro rata to the Members, with such rights, restrictions, terms and conditions as the Board may determine.

10. The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Ordinance.

11. Except as ordered by a Court of competent jurisdiction or as required by law no person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or required in any way to recognize (even when having notice thereof) any beneficial, equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided by these Articles or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

                  OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES

12. Subject to the provisions of the Ordinance, the Board may issue options, warrants or other securities convertible into, or exercisable or exchangeable for, or rights to subscribe for, purchase or receive any class or series of shares or other securities of the Company on such terms as it may from time to time determine. Unless permitted by applicable law, the Nasdaq Rules, the rules and regulations of any other exchange on which securities of the Company are listed or quoted, no such options, warrants, convertible securities or rights shall be issued to bearer.


                                  CERTIFICATES

13. Every person whose name is entered as a holder of any shares in the Register shall be entitled to receive within two months after allotment or lodgement of a transfer to him of the shares in respect of which he is so registered (or within such other period as the terms of issue shall provide) one certificate for all such shares of any one class or several certificates each for one or more of such shares of such class upon payment of such reasonable expenses as the Board may from time to time determine. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all. A Member (except such a nominee as aforesaid) who has transferred part of the shares comprised in his registered holding shall be entitled to a certificate for the balance upon payment of such reasonable expenses as the Board may from time to time determine.

14. If a share certificate is defaced, worn out, lost or destroyed, it may, subject to the Ordinance, be replaced on payment of such fee as the Board may from time to time determine and on such terms (if any) as to evidence and indemnity (including the posting of a bond or guarantee, if required) and to payment of any reasonable costs and expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and where it is defaced or worn out, after delivery of the old certificate to the Company.

15. All forms of certificate for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under a Seal and, if issued under an official seal, need not be signed by any person. The Board may also by resolution determine, either generally or in any particular case or cases, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon.


                               TRANSFER OF SHARES

16. Subject to all applicable laws, including, without limitation, U.S. securities laws, the Nasdaq Rules, and the rules and regulations of any other applicable securities exchange, and to such of the restrictions of these Articles as may be applicable, any Member may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve.

17. The instrument of transfer of a share shall be signed by or on behalf of the transferor and the transferee and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. The Board may resolve, either generally or in any particular case, upon request by either the transferor or transferee to accept mechanically executed transfers. All instruments of transfer, when registered, may be retained by the Company.

18. The Board may, in its absolute discretion and without assigning any reason therefor decline to register any transfer of any share which is not fully paid. The Board may, in accordance with the Ordinance, close the Register for any time or times not exceeding 30 days in each calendar year.

19.  The Board may also decline to register any transfer unless:

          (a) the instrument of transfer is lodged with the Company accompanied by the certificate for the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

          (b) the instrument of transfer is in respect of only one class of shares;

          (c) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four;

          (d) a fee of such sum as the Board may determine is paid to the Company in respect thereof; and

          (e) the instrument of transfer and, if applicable, contract notes relating to the transfer have been duly and properly stamped, and such other evidence as the Board may reasonably require to show that all applicable taxes and duties in connection with such transfer have been paid or withheld.

20. If the Board declines to register a transfer it shall, within twenty-one days after the date on which the instrument of transfer was lodged, send to the transferor and transferee notice of the refusal.

21. A reasonable fee determined by the Board may be charged by the Company for registering any transfer, or other document relating to or affecting the title to any share, or for otherwise making any entry in the Register relating to any share.


                             TRANSMISSION OF SHARES

22. In the case of the death of a Member the survivor or survivors, where the deceased was a joint holder, and the executors or administrators of the deceased where the deceased was a sole holder, shall be the only persons recognized by the Company as having any title to the deceased's shares; but nothing herein contained shall release the estate of a deceased holder from any liability in respect of any share held by him solely or jointly with other persons.

23. Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death or bankruptcy of the Member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Member.

24. A person becoming entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or at any separate meeting of the holders of any class of shares in the Company or, save as aforesaid to exercise in respect of the share any of the rights or privileges of a Member until he shall have become registered as the holder thereof. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends and any other moneys payable in respect of the share until the requirements of the notice have been complied with.


                               INCREASE OF CAPITAL

25. The Company may from time to time by ordinary resolution increase its capital by such sum to be divided into shares of such amounts as the resolution shall prescribe.

26. Subject to the Ordinance, the Company may, by the resolution increasing the capital or any other ordinary resolution, direct that the new shares or any of them shall be offered in the first instance to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or may make any other provisions as to issue of the new shares.

27. The new shares shall be subject to all the provisions of these Articles with reference to liens, the payment of calls, forfeiture, transfer, transmission and otherwise.


                             ALTERATIONS OF CAPITAL

28.  The Company may from time to time by ordinary resolution:

     (a) consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

     (b) sub-divide its shares or any of them into shares of a smaller amount than is fixed by the Memorandum of Association (subject, nevertheless to the Ordinance) and so that the resolution whereby any share is sub-divided may determine that as between the holders of the shares resulting from such sub-division one or more of the shares may have any such preferred or other special rights over, or may have such deferred or qualified rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to unissued or new shares;

     (c) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person or diminish the amount of its authorized share capital by the amount of the shares so cancelled.

     The Company may also from time to time by special resolution, subject to any confirmation or consent required by law, reduce its authorized and issued share capital or any capital redemption reserve or any share premium account in any manner.

     Where any difficulty arises in regard to any consolidation and sub-division under paragraph (a) of this Article, the Board may settle the same as it thinks expedient and in particular may issue fractional certificates or arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Board may authorize some person to transfer the shares representing fractions to or in accordance with the directions of the purchaser thereof. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

29. Subject to the Ordinance, the Company may acquire its own shares (including any redeemable shares), acquire its own shares otherwise than out of its distributable profits or the proceeds of a fresh issue of shares, or directly or indirectly give financial assistance, by means of a loan, guarantee, the provision of security of otherwise, to any person for the purpose of or in connection with a purchase of shares in the Company. Should the Company acquire its own shares, the Company shall not be required (and the Board shall not be obligated to cause the Company) to acquire shares rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with any rights as to dividends or capital conferred by any class of shares.


                                GENERAL MEETINGS

30. The Board shall call and convene and the Company shall hold general meetings of the Members as annual general meetings in accordance with the requirements of the Ordinance at such times and places as the Board shall appoint. Any general meeting of the Company other than an annual general meeting shall be called an extraordinary general meeting.

31. The Chairman, the Executive Director or the Board may, whenever he or it thinks fit, call and convene an extraordinary general meeting.

                           NOTICE OF GENERAL MEETINGS

32. An annual general meeting and a meeting called for the passing of a special resolution shall be called by not less than twenty-one days' notice (or such longer period of time, if any, required by the Nasdaq Rules) in writing or in such other form (including, without limitation, electronic form or by publication on the Company's website or computer network) and language(s) as may from time to time be permitted under applicable laws, and a meeting other than an annual general meeting or a meeting called for the passing of a special resolution shall be called by not less than fourteen days' notice in writing or in such other form (including, without limitation, electronic form or by publication on the Company's website or computer network) and language(s) as may from time to time be permitted under applicable laws. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of meeting, and, in the case of special business, the general nature of that business. The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a special resolution shall specify the intention to propose the resolution as a special resolution. Notice of every general meeting shall be given to all Members in the manner hereinafter provided, other than such Members that, under these Articles or the terms of the shares they hold, are not entitled to receive such notices from the Company, and also to Nasdaq and the Auditors for the time being of the Company.

     Notwithstanding that a meeting of the Company is called by shorter notice than specified in this Article, it shall be deemed to have been duly called if:-

          (a) in the case of a meeting called as an annual general meeting, all the Members entitled to attend and vote at the meeting consent to the shorter notice; and

          (b) in the case of any other meeting, a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than 95 percent in nominal value of the shares giving that right, consents to the shorter notice.

33. A Member or Members proposing to move a resolution at an annual general meeting pursuant to Section 115A (Circulation of members' resolutions, etc.) of the Ordinance shall deposit a requisition in writing for such resolution at the Office, setting forth the resolution to be proposed, at least 120 days before the anniversary of the most recent annual general meeting of the Company, and subject to the foregoing shall in all other respects comply with Section 115A of the Ordinance. Only matters that may properly be brought before the Company in general meeting shall be the subject of any such proposal.

34. The unintentional omission to give notice of a meeting to, the unintentional omission to send instruments of proxy to, or the non-receipt of notice of a meeting or an instrument of proxy by any person entitled to receive such notice or instrument of proxy shall not invalidate the proceedings at that meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

35. All business shall be deemed special that is transacted at an extraordinary general meeting and also all business that is transacted at an annual general meeting with the exception of:

          (a) the declaration and sanctioning of dividends, where a dividend is to be declared and sanctioned;

          (b) the consideration and adoption of the accounts and balance sheet and the reports of the Directors and other documents required to be annexed to the accounts at an annual general meeting;

          (c) the election of Directors in place of any Directors retiring (by rotation or otherwise) at an annual general meeting;

          (d) the appointment of Auditors, where such appointment is proposed, where special notice of the resolution for such appointment is not required by the Ordinance; and

          (e) the fixing of or the determining of the method of fixing, the remuneration of the Directors and of the Auditors, as appropriate.

36. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Articles, a Member or Members present in person or by proxy representing one-third in paid up nominal value of the outstanding ordinary shares of the Company and entitled to attend and vote shall be a quorum for all purposes. A corporation being a Member shall be deemed for the purpose of these Articles to be present in person if represented by proxy or in accordance with the provisions of the Ordinance.

37. If within one hour (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to such other day and at such other time or place as the chairman of the meeting may determine and at such adjourned meeting a Member or Members present in person or by proxy representing one-third in paid up nominal value of the outstanding ordinary shares of the Company and entitled to attend and vote shall be a quorum. The Company shall give not less than seven days' notice in writing or in such other form (including without limitation electronic form and by way of publication on the Company's website or computer network) and language(s) as may from time to time be permitted under applicable laws of any meeting adjourned through want of a quorum and such notice shall state that one Member present in person or by proxy (whatever the number of shares held by him) shall be a quorum.

38. Each Director shall be entitled to attend any general meeting of the Company and at any separate meeting of the holders of any class of shares in the Company.

39. The Chairman of the Board or, in his absence, a deputy Chairman (if any) shall preside as chairman at every general meeting. If there is no such Chairman or deputy

     Chairman, or if within one hour after the time appointed for holding the meeting neither of them is present, or if neither of them is willing to act as chairman of the general meeting, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman of the general meeting.

40. The chairman may adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for three months or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

41. Save as expressly provided by these Articles, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.


                                     VOTING

42. Subject to any special terms as to voting upon which any shares may be issued or may for the time being be held, on a show of hands every Member who is present in person or by proxy at a General Meeting of the Company shall have one vote, and on a poll every Member who is present in person or by proxy shall have one vote for every share in the capital of the Company of which he is the holder.

43. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is duly demanded. Subject to the Ordinance, a poll may be demanded by:

          (a)  the chairman of the meeting; or

          (b) at least three Members present in person or by proxy and entitled to vote; or

          (c) any Member or Members present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all Members having the right to attend and vote at the meeting; or

          (d) any Member or Members present in person or by proxy and holding shares conferring a right to attend and vote at the meeting on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

     Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against such resolution.

44. If a poll is demanded it shall be taken in such manner as the chairman shall direct and he may appoint scrutineers (who need not be Members). The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

45. A poll demanded on the election of a chairman for the meeting shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time (being not later than three months after the date of the demand) and place as the chairman shall direct. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

46. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded, and it may be withdrawn with the consent of the chairman at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

47.  Votes may be given either personally or by proxy.

48. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

49. In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of such meeting shall be entitled to an additional or casting vote.

50. In the case of joint holders of a share the vote of the senior of the joint holders who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

51. A Member in respect of whom an order has been made by any competent court or official on the ground that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs may vote, whether on a show of hands or on a poll, by any person authorized in such circumstances to do so on his behalf and such person may vote on a poll by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be delivered at the Office (or at such other place as may be specified in accordance with these Articles for the delivery of instruments appointing a proxy) not later than the last time at which a valid instrument of proxy could be so delivered.

52. No Member shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

53.  If (i) any objection shall be raised to the qualification of any voter or
     (ii) any votes have been counted which ought not to have been counted or which might have been rejected or (iii) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.


                                     PROXIES

54. The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney authorized in writing or, if the appointer is a corporation, either under its seal or under the hand of an officer, attorney or other person authorized to sign the same.

55. A proxy need not be a Member. A Member who is the holder of two or more shares may appoint more than two proxies to represent him and vote on his behalf at a general meeting of the Company or at a class meeting.

56. Where a Member is a clearing house or its nominees, it may authorize such person or persons as it thinks fit to act as its representative(s) or proxy(ies) at any general meeting or any meeting of any class of Members provided that, if more than one person is so authorized, the authorization or proxy form must specify the number and class of shares in respect of which each such person is so authorized. The person so authorized will be entitled to exercise the same power on behalf of the recognized clearing house as that clearing house (or its nominees) could exercise as if it were an individual Member including the right to vote individually on a show of hands notwithstanding any other provisions of these Articles.

57. The instrument appointing a proxy and (if required by the Board) the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority, shall be delivered at the Office (or at such other place in Hong Kong as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any document sent therewith) not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, not less than twenty-four hours before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid. Delivery of an instrument appointing a proxy shall not preclude a Member from attending and voting in person at the meeting or poll concerned.

58. Instruments of proxy shall be in any customary form that complies with applicable laws and requirements as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting forms of instrument of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

59. A vote given or poll demanded by proxy or by the duly authorized representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll, unless notice in writing of such determination was received by the Company at the Office (or such other place in Hong Kong as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other document sent therewith) one hour at least before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll not taken on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

                      APPOINTMENT AND REMOVAL OF DIRECTORS

60. The number of Directors shall be not less than five and not more than nine. Subject to the foregoing limitation the number of Directors shall be determined from time to time by resolution of the Board.

61. A Director need not hold any qualification shares but shall nevertheless be entitled to receive notice of and to attend all general meetings of the Company.

62. Each of the Directors shall be paid a fee for their services at such rate as may be determined from time to time by the Board.

63. Subject to the provisions of these Articles and the Ordinance, the Company may by ordinary resolution elect any person to be a Director to fill a vacancy left by the voluntary resignation of a Director, or the dismissal or termination of a Director for cause, but so that the total number of Directors shall not at any time exceed any maximum number fixed by or in accordance with these Articles.

64. Subject to the Ordinance, the Board shall have power at any time and from time to time to appoint any person to be a Director, either to fill a vacancy or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with these Articles. Any Director so appointed by the Board shall hold office only until the next following annual general meeting and shall then be eligible for re-election but shall not be taken into account in determining the Directors or the number of the Directors who are to retire by rotation at such meeting.

65. The Company may by ordinary resolution passed at a general meeting remove any Director before the expiration of his period of office and may (subject to these Articles) by ordinary resolution appoint another person in his place. Any person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

66. Any notice of an intention by a Member to move a resolution to remove a Director at a general meeting shall be given in writing to the Company at least 120 days before the meeting at which it is to be proposed.

67. Subject to Articles 62, 65 and 66, only a person nominated or recommended for nomination by the Board may shall be eligible for election to the office of Director at any general meeting.

68. The Board may from time to time appoint one or more of its body to hold any other employment or executive office with the Company for such period (subject to the Ordinance) and upon such terms and conditions as the Board may determine and may revoke or terminate any of such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation of termination.

                          DISQUALIFICATION OF DIRECTORS

69. Without prejudice to the provisions for retirement by rotation hereinafter contained, the office of a Director shall be vacated in any of the events following, namely if:

          (a) he resigns his office by notice in writing delivered to the Office or tendered at a meeting of the Board;

          (b) his resignation is requested by all of the other Directors by prior written notice in writing delivered to the Office or tendered at a meeting of the Board;

          (c) if an order is made by any competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs and the Board resolves that his office be vacated;

          (d) he is absent, without leave, from meetings of the Board for twelve consecutive months and the Board resolves that his office is vacated;

          (e) he becomes bankrupt, or compounds with or makes a general assignment to his creditors;

          (f)  he is prohibited by law from being a Director; or

          (g) he ceases to be a Director by virtue of the Ordinance or is removed from office pursuant to these Articles.


                              ROTATION OF DIRECTORS

70. At every annual general meeting, half of the Directors for the time being (excluding the Executive Director) or, if their number is not a multiple of two, then the whole number nearest to but not exceeding one-half shall retire from office by rotation. The Executive Director shall not while holding office as such be subject to retirement by rotation, shall not be required to stand for re-election at any general meeting, and shall not or be taken into account in determining the number of Directors to retire in each year. A Director retiring at a meeting shall retain office until his successor is elected and appointed.

71. The Directors to retire at each annual general meeting shall be those who have been longest in office since their last election, but as between persons who became or were re-elected Directors on the same day, the Director or Directors to retire shall (unless they otherwise agree among themselves) be determined by lot. The Directors to retire at each annual general meeting (both as to number and identity) shall be determined by the composition of the Board at the date of the notice convening the annual general meeting, and no Director shall be required to retire or be relieved from retiring by reason of any change in the number or identity of the Directors after the date of such notice but before the close of the meeting.

72.  A retiring Director shall be eligible for re-election.

73. Subject to the provisions of these Articles, the Company at the meeting at which a Director retires in the manner aforesaid may fill the vacated office by electing a person thereto and in default the retiring Director shall, if willing to continue to act, be deemed to have been re-elected, unless at such meeting it is expressly resolved not to fill such vacated office or unless a resolution for the re-election of such Director shall have been put to the meeting and lost.

                               EXECUTIVE DIRECTOR

74. The Company shall at all times have an Executive Director, who shall be the Chief Executive Officer then in office and shall at all times be appointed by the Board and, if required, by the Company in general meeting, as a Director.

75. The Executive Director shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.

76. If the Executive Director shall resign as, or be terminated as, or otherwise cease to be the Chief Executive Officer of the Company, he shall at the same time immediately resign (or, if he fails to do so, he shall be deemed to have immediately resigned) as a Director of the Company, and the Board shall as soon as practicable appoint an Executive Director in his place who shall be the Chief Executive Officer of the Company and shall be nominated and elected as a Director.

                      ADDITIONAL REMUNERATION AND EXPENSES

77. Each Director may be paid his reasonable travelling, hotel and incidental expenses of attending and returning from meetings of the Board or committees of the Board or general meetings or any other meeting which as a Director he is entitled to attend and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides outside the jurisdiction in which he normally resides for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article.


                              DIRECTORS' INTERESTS

78.  A Director may:

     (A) hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine. Any remuneration (whether by way of salary, commission, participation in profits or otherwise) paid to any Director in respect of any such other office or place of profit shall be in addition to any remuneration provided for by or pursuant to any other Article;

     (B) act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm may be remunerated for professional services as if he were not a Director;

     (C) continue to be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company promoted by the Company or in which the Company may be interested as a vendor, shareholder or otherwise and (unless otherwise agreed) no such Director shall be accountable for any remuneration, profits or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of or from his interests in any such other company. Subject as otherwise provided by these Articles the Directors may exercise or cause to be exercised the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as Directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favor of any resolution appointing themselves or any of them directors, managing directors, joint managing directors, deputy managing directors, executive directors, managers or other officers of such company) or voting or providing for the payment of remuneration to the director, managing director, joint managing director, deputy managing director, executive director, manager or other officers of such other company and any Director may vote in favor of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or about to be, appointed a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in manner aforesaid.

79.  A.   Subject to the Ordinance and to the next paragraph of this Article, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner, whatever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested by liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realized by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

     B. A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first taken into consideration, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested. For the purposes of this Article, a general notice to the Board by a Director to the effect that (a) he is a member of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with that company or firm or (b) he is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with a specified person who is connected with him, shall be deemed to be a sufficient declaration of interest under this Article in relation to any such contract or arrangement; provided that no such notice shall be effective unless either it is given at a meeting of the Board or the Director takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

     C. Provided a declaration is made pursuant to the preceding paragraph of this Article, but further subject to the approval of the Company's audit committee (where required), applicable law, the Nasdaq Rules, and any corporate governance guidelines adopted by the Board, and unless disqualified by the Chairman of the Board, a Director may vote (and shall be counted in the quorum) in respect of any contract or proposal contract or arrangement in which he is interested and may be counted in the quorum at such meeting.


                                BORROWING POWERS

80. The Board may from time to time at their discretion exercise all the powers of the Company to raise or borrow, or to secure the payment or any sum or sums of money for the purposes of the Company and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or any part thereof.

81. The Board may raise or secure the payment or repayment of such sum or sums in such manner and upon such terms and conditions in all respects as they think fit and in particular by the issue of debentures, debenture stock, bonds or other securities of the Company whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

82. Debentures, debenture stock, bonds and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

83. Any debentures, debenture stock, bonds or other securities may be issued at a discount, premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.

84. The Board shall cause a proper register to be kept, in accordance with the provisions of the Ordinance, of all mortgages and charges specially affecting the property of the Company and shall duly comply with the requirements of the Ordinance, in regard to the registration of mortgages and charges therein specified and otherwise.

85. Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled by notice to the members, or otherwise, to obtain priority over such prior charge.

                         MATERIAL DISPOSITION OF ASSETS

86. The Company shall not sell, and the Board shall not cause or permit the Company to sell, all or substantially all of its assets except with the approval of the Members by ordinary resolution.


                         POWERS AND DUTIES OF THE BOARD

87. The business of the Company shall be managed by the Board, which may pay all expenses incurred in forming and registering the Company and may exercise all powers of the Company (whether relating to the management of the business of the Company or otherwise) which are not by the Ordinance or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to the provisions of the Ordinance and of these Articles and to such regulations, being not inconsistent with such provisions, as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if such regulations had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

88. The Board may establish any boards or agencies for managing any of the affairs of the Company, and may appoint any persons to be members of such boards, may appoint any person, firm or company as managers or agents for the management of the whole or such part of the activities of the Company (and in particular, but without limitation, may appoint any company, firm or person to be the Company's investment manager), and may in each case fix their remuneration. The Board may delegate to any such board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the Board, with power to sub-delegate, and may authorize the members of any such board or any of them to fill any vacancies therein and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person appointed as aforesaid, and may revoke or vary such delegation, but no person dealing in good faith and without notice of any such revocation or variation shall be affected thereby.

89. The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

90. The Board may entrust to and confer upon any one or more Directors any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

91. The Company may exercise all the powers conferred by the Ordinance with regard to having official seals and such powers shall be vested in the Board.

92. Subject to the provisions of the Ordinance, the Company may keep an overseas or local or other register in any place, and the Board may make and vary such regulations as it may think fit respecting the keeping of any such register.

93. All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

94. The Board shall cause minutes or records to be made in books provided for the purpose:

          (a)  of all appointments of officers made by the Board;

          (b) of the names of the Directors present at each meeting of the Board or committee of the Board; and

          (c) of all resolutions and proceedings at all meetings of the Company and of the holders of any class of shares in the Company and of the Board and of any committee of the Board.

95. The Board on behalf of the Company may exercise all the powers of the Company to grant pensions, annuities or other allowances and benefits in favour of any person including any Director or former Director or the relations, connections or dependants of any Director or former Director provided that no pension, annuity or other allowance or benefit (except such as may be provided for by any other Article) shall be granted to a Director or former Director who has not been an Executive Director or held any other office or place of profit under the Company or any of its subsidiaries or to a person who has no claim on the Company except as a relation, connection or dependant of a Director or former Director without the approval of an ordinary resolution of the Company. A Director or former Director shall not be accountable to the Company or the Members for any benefit of any kind conferred under or pursuant to this Article and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

96. The Board may, by resolution, exercise any power conferred by the Ordinance to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person for the whole or part of the undertaking of the Company or that subsidiary.


                            PROCEEDINGS OF THE BOARD

97. The Board may meet for the dispatch of business, adjourn and otherwise regulate its meetings as it thinks fits. Questions arising at any meeting shall be determined by a majority of votes. In the case of any equality of votes the Chairman of the Board shall have an additional or casting vote. The Chairman of the Board or at least one third in number of the Directors may at any time summon a Board meeting.

98. Notice of Board meetings shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or transmitted by telecopier or electronic mail or sent in writing to him at his last known address or any other address given by him to the Company for this purpose. A Director may waive notice of any meeting either prospectively or retrospectively.

99. The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be a majority of the Board. Any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

100. The continuing Directors or a sole continuing Director may act notwithstanding any vacancy in the Board but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director, notwithstanding that the number of Directors is below the number fixed by or in accordance with these Articles as the quorum or that there is only one continuing Director, may act for the purpose of filling vacancies in the Board or of summoning general meetings of the Company but not for any other purpose.

101. The Chairman of the Board shall be chairman of all Board meetings: If the Chairman of the Board is not present within two hours after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

102. A meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

103. The Board may delegate any of its powers, authorities and discretions to any committee (including, without limitation, an audit committee), consisting of such one or more Directors of the Company, together with such other persons, as it thinks fit, provided that, in the case of a committee consisting of two or more members, the majority of its members are Directors of the Company and no meeting of such committee shall be quorate for the purpose of exercising any of such powers, authorities or discretions unless a majority of those present are Directors of the Company. Any committee so formed shall in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Board.

104. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board under the last preceding Article.

105. A resolution in writing signed by all the Directors, for the time being entitled to receive notice of a meeting of a Board, except such as are temporarily unable to act through ill-health or disability (provided that number is sufficient to constitute a quorum) or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in like form each signed by one or more of the Directors or members of the committee concerned. A message sent by facsimile transmission, electronic mail or other form of electronic communication by a Director shall be deemed to be a document signed by him for the purpose of this Article.

106. All acts done by the Board or by any committee or by any person acting as a Director or member of a committee, shall notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of such committee.


                                    SECRETARY

107. The Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit; and any Secretary so appointed may be removed by the Board.

108. A provision of the Ordinance or these Articles requiring or authorizing a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both Director and as, or in place of, the Secretary.


                                      SEALS

109. The Board shall provide for the custody of every Seal. A Seal shall only be used by the authority of the Board or of a committee of the Board authorized by the Board in that respect. Subject as otherwise provided in these Articles, any instrument to which the common seal is affixed shall be signed by any two Directors or one Director and the Secretary, or such other person or persons as the Board may from time to time by resolution appoint for the purpose, and any instrument to which an official seal is affixed need not, unless the Board for the time being otherwise determines or the law otherwise requires, be signed by any person.

110. Every certificate for shares or other securities issued by the Company shall be issued under a Seal of the Company which shall only be affixed to such certificates with the authority of the Board.

111. The Board may by resolution approve any system for the affixing of a Seal to certificates for shares or other securities issued by the Company either with the mechanical signatures of those witnessing the sealing or without any witnessing or signatures, and so that every such certificate to which a Seal is affixed in accordance with any such approved system shall be valid and shall for the purpose of Article 107 be deemed to be sealed and executed with the authority of the Board.

112. The Company may have an official seal for sealing share certificates or other securities issued by the Company. Unless otherwise determined by the Board, no signature of any Director, officer or other person and no mechanical reproduction thereof shall be required on any such certificates or other document to which the official seal is affixed, and such certificate or document shall be valid and shall for the purpose of Article 107 be deemed to have been sealed and executed with the authority of the Board. The Company may have an official seal for use abroad under the provisions of the

     Ordinance as the Board determines, and the Company may by writing under the seal appoint any agent abroad to be the duly authorized agent of the Company for the purpose of affixing and using such official seal and may impose restrictions on the use thereof.

113. A. Subject to Article 113(B), the Company may from time to time and at any time, by power of attorney (under the seal, if required), appoint any company, firm or person or any body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

     B. The Company may, by writing (under its seal, if required), empower any person, either generally or in respect of any specified matter, as its attorney to execute deeds and instruments on its behalf and to enter into contracts and sign the same on its behalf and every deed signed by such attorney on behalf of the Company and under his seal shall bind the Company and have the same effect as if it were under the seal of the Company.


                          DIVIDENDS AND OTHER PAYMENTS

114. Subject to the Ordinance and as hereinafter set out, the Board, or the Company in general meeting, may from time to time declare dividends to be paid to the Members according to their rights and interests in the profits available for distribution, but no dividend shall be declared in excess of the amount recommended by the Board.

115. Unless the rights attaching to, or the terms of, any share otherwise provide:

          (a) dividend on a share shall be declared and paid according to the amount paid up on the shares, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share; and

          (b) all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

116. The Board may from time to time pay to the Members such interim dividends as appear to the Board to be justified by the profits of the Company; the Board may also pay any fixed dividend which is payable on any shares of the Company half-yearly or on any other dates, whenever such position, in the opinion of the Board, justifies such payment. If the share capital is divided into different classes, the Board may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear.

     Provided the Directors act in good faith, they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

117. The Board may deduct from any dividend or other moneys payable to a Member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls, or on account of taxes required to be withheld by the Company, or otherwise in respect of shares of the Company.

118. No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

119. A. In respect of any dividend proposed to be paid or declared by resolution of the Board or of the Company in general meeting, the Board may further resolve and announce prior to or contemporaneously with payment or declaration of such dividend:

          (a) that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up provided that Members entitled thereto may elect to receive such dividend (or part thereof) in cash in lieu of such allotment. In such case, the following provisions shall apply:

               (1) the basis of any such allotment shall be determined by the Board;

               (2) the Board, after determining the basis of allotment, shall give not less than two weeks' notice in writing or in such other form (including without limitation electronic form and by way of publication on the Company's website or computer network) and language(s) as may from time to time be permitted under applicable laws and the Nasdaq Rules, to the holders of the shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

               (3) the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded;

               (4) the dividend (or that part of the dividend to be satisfied by the allotment of shares as aforesaid) shall not be payable in cash on shares in respect whereof the cash election has not been duly exercised ("the non-elected shares") and in lieu and in satisfaction thereof shares shall be allotted credited as fully paid up to the holders of the non-elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalize and apply out of any part of any of the Company's reserve accounts (including any share premium account or capital redemption reserve fund) or profit and loss account or amounts otherwise available for distribution as the Board may determine such sum as may be required to pay up in full the appropriate number of shares for allotment and distribution to and amongst the holders of the non-elected shares on such basis; or

          (b) that Members entitled to such dividend be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as the Board may think fit. In such case, the following provisions shall apply:

               (i) the basis of any such allotment shall be determined by the Board;

               (ii) the Board, after determining the basis of allotment, shall give not less than two weeks' notice in writing or in such other form (including without limitation electronic form and by way of publication on the Company's website or computer network) and language(s) as may from time to time be permitted under applicable laws and the Nasdaq Rules, to the holders of the shares of the right of election accorded to them and shall send wit such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

               (iii) the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded;

               (iv) the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on shares in respect whereof the share election has been duly exercised ("the elected shares") and in lieu and in satisfaction thereof shares shall be allotted credited as fully paid up to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalize and apply out of any part of any of the Company's reserve accounts (including share premium account and capital redemption reserve fund) or profit and loss account or amounts otherwise available for distribution as the Board may determine such sum as may be required to pay up in full the appropriate number of shares for allotment and distribution to and amongst the holders of the elected shares on such basis;

               (v)   The shares allotted pursuant to the provisions of paragraph
                     (A) of this Article shall rank pari passu in all respects with the shares then in issue save only as regards participation:

                     (a) in the relevant dividend (or the right to receive or to elect to receive and allotment of shares in lieu thereof as aforesaid), or

                     (b) in any other distribution, bonus or right paid, made, declared or announced prior to the holder of such shares being registered as a Member unless the Board specifies otherwise;

     B. The Board may do all acts and things considered necessary or expedient to give effect to any capitalization pursuant to the provisions of paragraph (A) of this Article with full power to the Board to make such provisions as it thinks fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled or are disregarded or rounded up or down, or whereby the benefit of fractional entitlements accrues to the Company rather than to the Members concerned). The Board may authorize any person to enter into, on behalf of all Members interested, an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned; and

     C. The Company may upon the recommendation of the Board by special resolution resolve in respect of any one particular dividend of the Company that notwithstanding the provisions of paragraph (A) of this Article a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to the Members to elect to receive such dividend in cash in lieu of such allotment.

120. A. Any dividend, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his address as appearing in the Register, or addressed to such person and at such address as the holder or joint holders may in writing direct, or by any other means determined by the Board, subject to applicable law and consistent with these Articles. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or properly distributable in respect of the shares held by such joint holders.

     B. The Company may cease to send any cheque or warrant through the post for any dividend payable on any shares in the Company which is normally paid in that manner on those shares if in respect of at least two consecutive dividends payable on those shares the cheques or warrants have been returned undelivered or remain uncashed.

121. All dividends or bonuses unclaimed for one year after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. Any dividend unclaimed after a period of six years from the date of declaration of such dividend shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, interest or other sum payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

122. Any general meeting declaring a dividend may by ordinary resolution, upon the recommendation of the Board, direct payment or satisfaction of such dividend wholly or in part by the distribution of specific assets, and in particular of paid up shares or debenture of any other company, and the Board shall give effect to such direction, and where any difficulty arises in regard to such distribution the Board may settle it as it thinks expedient, and in particular may issue fractional certificates or authorize any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution purposes of any such specific assets and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board.


                                    RESERVES

123. The Board may, before recommending any dividend, set aside out of the profits of the Company such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purposes for which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any profits which it may think it prudent not to distribute.


                            CAPITALIZATION OF PROFITS

124. The Company may upon the recommendation of the Board, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalize all or any part of any amount of the time being standing to the credit of any reserve or fund (including the profit and loss account) whether or not the same is available for distribution and accordingly that such amount be set free for distribution among the Members or any class of Members who would be entitled thereto if it were distributed by way of dividend and in the same proportions, on the basis that the same is not paid in cash but is applied either in or towards paying up the amounts for the time being unpaid on any shares in the Company held by such Members respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid up among such Members, or party in one way and partly in the other, and the Board shall give effect to such resolution provided that, for the purposes of this Article, a share premium account and a capital redemption reserve, and any reserve or fund representing unrealized profits, may be applied only in paying up in full unissued shares of the Company to be allotted to such Members credited as fully paid.

125. Where any difficulty arises in regard to any distribution under the last proceeding Article the Board may settle the same as it thinks expedient and in particular may issue fractional certificates or authorize any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.


                                  RECORD DATES

126. Notwithstanding any other provision of these Articles the Board may fix any date as the record date for any entitlement to vote, or for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made.


                               ACCOUNTING RECORDS

127. The Board shall cause to be kept such accounting records as are required to be kept by law.

128. The accounting records shall be kept at the Office or, subject to the Ordinance, at such other place or places as the Board may think fit and shall always be open to inspection by the officers of the Company. No Members (other than an officer of the Company) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorized by the Board.

129. The Directors shall from time to time, in accordance with sections 122, 124 and 129D of the Ordinance, cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are referred to in those sections.

130. A printed copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting, accompanied by the directors' report and the auditors' report, shall be sent or made available to each person entitled thereto at least 21 days before the date of the meeting (or such other times as may be prescribed in the Ordinance from time to time) in accordance with the requirements of the Ordinance provided that this Article shall not require such documents to be sent or made available to a person so entitled if the Company has sent or made available to such person a copy of the summary financial report in such form (including without limitation electronic form and by way of publication on the Company's website or computer network) and language(s) as may from time to time be permitted under applicable provisions of the Ordinance.


                                      AUDIT

131. Auditors shall be appointed, and their duties regulated, in accordance with the Ordinance, the Nasdaq Rules and any applicable law.

                     SERVICE OF NOTICES AND OTHER DOCUMENTS

132. Any notice or other document (other than a share certificate) may be served on or delivered by the Company by sending it or making it available to the recipient by such means and in such form (including without limitation electronic form and by way of publication on the Company's website or computer network) and language(s) as may from time to time be permitted under applicable laws and the Nasdaq Rules. A share certificate may be delivered to any Member by the Company by sending it through the post in a prepaid letter addressed to such Member at his registered address as appearing in the Register or by delivering it to or leaving it at such registered address addressed. In the case of joint holders of a share, service or delivery of any notice or other document on or to or making the same available by the Company by such means and in such form (including without limitation electronic form and by way of publication on the Company's website or computer network) and language(s) as may from time to time be permitted under applicable laws and the Nasdaq Rules to, any one of the joint holders shall for all purposes be deemed a sufficient service on or delivery to all the joint holders.

133. Any such notice or other document if sent by post by the Company shall be deemed to have been served or delivered forty-eight hours after it is dispatched by ordinary mail (or airmail if posted overseas), and in proving such service or delivery it shall be sufficient to prove that the notice or document was property addressed, stamped and put in the post. Any notice or other document if delivered or left at a registered address otherwise than by post shall be deemed to have been served or delivered on the day it was so delivered or left or made available. Any notice or other document served by advertisement shall be deemed to have been served on the day of issue of the newspaper in which the advertisement is published. Any notice or other document if sent or otherwise made available by the Company by facsimile transmission, electronic means or in electronic form (including where applicable by way of publication on the Company's website or computer network) shall be deemed to have been duly sent or made available at the time of transmission or as the case may be at the time when notice of publication on the Company's website or computer network is given to the recipient; and in proving such transmission, publication or the giving of notice thereof, a certificate in writing signed by the Secretary or other person appointed by the Board as to the act and time of such transmission, publication or the giving of notice thereof, shall be conclusive evidence thereof. Where a notice or document is sent or made available to a person in electronic form, it shall be transmitted to the electronic address or computer network or website supplied by him to the Company for the giving of notice of delivery of or the giving of notice thereof document from the Company to him to the extent permitted by, and in accordance with, applicable laws and the Nasdaq Rules.

134. Any notice or other document served on or delivered to or made available by the Company by such means or in such form (including without limitation electronic form and by way of publication on the Company's website or computer network) and language(s) as may from time to time be permitted under applicable laws and the Nasdaq Rules to any Member shall, notwithstanding that such Member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless before the day of service or delivery of the notice or document or before the day the same is made available to him by such other means and in such other form (including without limitation electronic form and by way of publication on the Company's website or computer network) and language(s) as may from time to time be permitted under applicable laws and the Nasdaq Rules, his name has been removed from the Register as the holder of the share, and such service or delivery or other act which is treated under the Ordinance as being as valid and effectual as service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

135. Subject to applicable laws, rules and regulations, the Company shall serve, deliver or make available notices and other documents in the English language only, although notices or documents in the Chinese language may additionally be made available at the discretion of the Board.


                            DESTRUCTION OF DOCUMENTS

136. The Company may destroy:

          (a) any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;

          (b) any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of two years from the date such mandate, variation, cancellation or notification was recorded by the Company;

          (c) any instrument of transfer of shares which has been registered at any time after the expiry of six years from the date of registration; and

          (d) any other document on the basis of which any entry in the Register is made at any time after the expiry of six years from the date an entry in the Register was first made in respect of it;

     and it shall conclusively be presumed in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid the effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:

     (i) the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

     (ii) nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (i) above are not fulfilled; and

     (iii) references in this Article to the destruction of any document include references to its disposal in any manner.


                                   INFORMATION

137. No member (not being a Director) shall be entitled to require discovering of or any information respecting any detail of the Company's trading or any matter which is or may be in the nature of a trade secret or secret process or is otherwise confidential which may relate to the conduct of the business of the Company and which in the opinion of the Board it could be adverse to the interests of the Company or its shareholders as a whole to communicate to the public.


                                   WINDING UP

138. If the Company shall be wound up the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Ordinance, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other assets upon which there is any liability.


                                    INDEMNITY

139. A. To the fullest extent permitted by applicable laws, every current and former Director, Executive Director, manager, Secretary, officer, employee and auditor of the Company shall be indemnified by the Company against any liability incurred by him as such Director, Executive Director, manager, Secretary, officer or auditor. Notwithstanding the foregoing, no Director, Executive Director, manager, Secretary, officer or auditor shall be indemnified by the Company against any liability to the Company or any related company of the Company arising out of negligence default, breach of duty or breach of trust with respect to the Company or a related company unless such liability is incurred in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Ordinance in which relief from liability is granted to him by the Court.

     B. Subject to Section 165 of the Ordinance, if any Director or other person shall become personally liable for the payment of any sum primarily due from the Company, the Directors may execute or cause to be executed any mortgage, charge, or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the Director or person so becoming liable as aforesaid from any loss in respect of such liability.

                               UNTRACEABLE MEMBERS

140. The Company may sell any shares in the Company, in such manner as the Board thinks fit, if:

          (a) all cheques or warrants in relation to the payment of dividends, being not less than three in total number, for any sum payable in cash to the holder of such shares in respect of them sent during the relevant period in the manner authorized by the Articles of the Company have remained uncashed or unclaimed;

          (b) so far as it is aware at the end of the relevant period, the Company has not at any time during the relevant period received any indication of the existence of the Member who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law; and

          (c) the Company has by advertisement in one or more newspapers circulating in New York City, where the shares of the Company or securities representing such shares are listed on Nasdaq, given notice of its intention to sell such shares and a period of three months has elapsed since the date of such advertisement.

141. For the purpose of the foregoing the "relevant period" means the period commencing twelve years before the date of publication of the advertisement referred to in paragraph (c) above and ending at the expiry of the period referred to in that paragraph.

142. To give effect to any such sale the Board may authorize some person to transfer the said shares and an instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former Member for an amount equal to such net proceeds. No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any moneys earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Article shall be valid and effective notwithstanding that the Member holding the shares sold, is dead, bankrupt or otherwise under any legal disability or incapacity.

143. Without prejudice to the rights of the Company, the Company may cease sending such cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed for two consecutive occasions. However, the Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.

                                TABLE OF CONTENTS


                                                                          Page
                                                                          ----

PRELIMINARY................................................................  1
INTERPRETATION.............................................................  1
REGISTERED OFFICE..........................................................  2
SHARE RIGHTS...............................................................  2
MODIFICATION OF RIGHTS.....................................................  3
SHARES.....................................................................  3
OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES...............................  4
CERTIFICATES...............................................................  4
TRANSFER OF SHARES.........................................................  4
TRANSMISSION OF SHARES.....................................................  5
INCREASE OF CAPITAL........................................................  6
ALTERATIONS OF CAPITAL.....................................................  6
GENERAL MEETINGS...........................................................  7
NOTICE OF GENERAL MEETINGS.................................................  8
PROCEEDINGS AT GENERAL MEETINGS............................................  9
VOTING..................................................................... 10
PROXIES.................................................................... 12
APPOINTMENT AND REMOVAL OF DIRECTORS....................................... 13
DISQUALIFICATION OF DIRECTORS.............................................. 14
ROTATION OF DIRECTORS...................................................... 14
EXECUTIVE DIRECTOR......................................................... 15
ADDITIONAL REMUNERATION AND EXPENSES....................................... 15
DIRECTORS' INTERESTS....................................................... 15
BORROWING POWERS........................................................... 17
MATERIAL DISPOSITION OF ASSETS............................................. 18
POWERS AND DUTIES OF THE BOARD............................................. 18
PROCEEDINGS OF THE BOARD................................................... 19
SECRETARY.................................................................. 21
SEALS...................................................................... 21
DIVIDENDS AND OTHER PAYMENTS............................................... 22
RESERVES................................................................... 26
CAPITALIZATION OF PROFITS.................................................. 26
RECORD DATES............................................................... 27
ACCOUNTING RECORDS......................................................... 27
AUDIT...................................................................... 27
SERVICE OF NOTICES AND OTHER DOCUMENTS..................................... 28
DESTRUCTION OF DOCUMENTS................................................... 29
INFORMATION................................................................ 30
WINDING UP................................................................. 30
INDEMNITY.................................................................. 30
UNTRACEABLE MEMBERS........................................................ 31